EIGHTH AMENDMENT TO
ETF DISTRIBUTION AGREEMENT

This eighth amendment (“Amendment”) to the ETF Distribution Agreement (the “Agreement”) dated as of October 2, 2023, by and between Advisor Managed Portfolios and Quasar Distributors, LLC (together, the “Parties”) is effective as of June 10, 2026.

WHEREAS, the Parties desire to amend Exhibit A of the Agreement to reflect an updated Fund list; and,

WHEREAS, Section 8(b) of the Agreement requires that all amendments and modifications to the Agreement be in writing and executed by the Parties.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:
1.    Capitalized terms not otherwise defined herein shall have the meanings set forth in Agreement.

2.    Exhibit A of the Agreement is hereby deleted in its entirety and replaced by Exhibit A attached hereto.

3.    Except as expressly amended hereby, all the provisions of the Agreement shall remain unamended and in full force and effect to the same extent as if fully set forth herein.

4.    This Amendment shall be governed by, and the provisions of this Amendment shall be construed and interpreted under and in accordance with, the laws of the State of Delaware.

IN WITNESS WHEREOF, the Parties have caused this Amendment to be executed in their names and on their behalf by and through their duly authorized officers.

ADVISOR MANAGED PORTFOLIOS	QUASAR DISTRIBUTORS, LLC

By: /s/ Russell Simon	By: /s/ Teresa Cowan
Name: Russell Simon	Name: Teresa Cowan
Title: President	Title: President
Date: June 16, 2026	Date: June 16, 2026

EXHIBIT A

Miller Value Partners Leverage ETF
Miller Value Partners Appreciation ETF
Optimize Strategy Index ETF
Trenchless Fund ETF
Regan Fixed Rate MBS ETF
Reckoner Yield Enhanced AAA CLO ETF (f/k/a Reckoner Leveraged AAA CLO ETF)
Reckoner BBB-B CLO ETF
LionShares U.S. Equity Total Return ETF
Reckoner Yield Enhanced AAA CLO Annual ETF (RAAY)
Reckoner Yield Enhanced AAA CLO Reinvesting ETF (RAAR)
Reckoner BBB-B CLO Annual ETF (RCLY)
Reckoner BBB-B CLO Reinvesting ETF (RCLR)
Defender Risk Adaptive 500 ETF
Ruk Strategic Growth ETF
Rebuild America ETF